Calculation of Filing Fee Tables
S-3
AFLAC INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Stock, par value $0.10 per share ("common stock")	415(a)(6)	51,636,945		$ 1,877,570,000.00			S-3	333-271561	05/01/2023	$ 243,708.59
			Total Offering Amounts:				$ 1,877,570,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	1.a. All the shares of common stock being registered hereby are offered for the account of the Selling Stockholder. 1.b. Aflac Incorporated originally registered 52,300,000 shares of common stock on behalf of the Selling Stockholder pursuant to the Registration Statement on Form S-3 (File No. 333-237969) filed on May 1, 2020, and paid $243,708.59 (representing the full amount for the shares, which will continue to be applied to unsold securities). The filing fee previously paid for such shares of common stock were subsequently carried forward pursuant to the Registration Statement on Form S-3 (File No. 333-271561) filed on May 1, 2023. Of the originally registered 52,300,000 shares of common stock, 51,636,945 shares of common stock remain unsold and are being registered hereby.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date